                                                                  Exhibit 3.1


                AMENDED RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                       FINANCIAL ASSET SECURITIES CORP.


                 Pursuant to Sections 241 and 245 of Title 8
                   of the Delaware Code of 1953, as Amended

     Financial Asset Securities Corp., originally incorporated on
August 2, 1995 in the State of Delaware, hereby restates and further amends its said Certificate of Incorporation.

     I, the undersigned, on behalf of Greenwich Capital Holdings, Inc., the sole shareholder of the Corporation, a corporation organized under and by virtue of the General Corporation Law of the State of Delaware, do hereby amend and restate the Certificate of Incorporation of the Corporation and it is hereby


     RESOLVED, that in accordance with Section 245 of Title 8 of the Delaware Code of 1953, as amended, the Certificate of Incorporation of this Corporation be amended and restated in its entirety as follows:


                                  ARTICLE I

                                     NAME

     The name of the Corporation is Financial Asset Securities
Corp.


                                  ARTICLE II

                    REGISTERED OFFICE AND REGISTERED AGENT

     The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road in the City of Wilmington, County of New Castle 19805. The name of the Corporation's registered agent is Corporation Service Company.

                                 ARTICLE III

                              CORPORATE PURPOSE

     The purpose of the Corporation is to engage in the following activities:

          (a) to acquire, own, hold, sell, transfer, assign, pledge or otherwise deal with securities, certificates, notes, loans, receivables, accounts, sales contracts, royalties, leases, lease payments or present or future rights to income or other payments of any kind whatsoever (collectively, "Cash Flow Assets"), together, in each case, with any related collateral security, guarantees and other forms of support (collectively, "Related Security");

          (b) to loan the funds of the Corporation to any person under loan agreements or other arrangements which may be secured, in whole or in part, by collateral of any kind whatsoever;

          (c) To establish trusts, partnerships or other entities for the purpose of issuing or otherwise dealing with Cash Flow Assets and Related Security; and

          (d) to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Delaware, so long as the same are incidental to or necessary or convenient to accomplish the purposes specified in paragraphs (a),
     (b) and (c) of this Article III.

                                  ARTICLE IV

                                CAPITAL STOCK

     The total number of shares of capital stock which the Corporation shall have authority to issue one thousand (1,000) shares designated as Common Stock and the par value of each such share of Common Stock is one dollar ($1.00), amounting in the aggregate to one thousand dollars ($1,000.00).

                                  ARTICLE V

                                 INCORPORATOR

     The name and mailing address of the sole incorporator is John Anderson, care of Greenwich Capital Holdings, Inc., 600 Steamboat
Road, Greenwich, Connecticut 06830.

                                  ARTICLE VI

                             CORPORATE GOVERNANCE

     The following provisions shall govern management of the business and the conduct of the affairs of the Corporation, and for further definition, shall limit and regulate the powers of the Corporation and the powers of its directors and stockholders:

          (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (b) In furtherance and not in limitation of the powers conferred by statutes, the Board of Directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the bylaws of the Corporation.

          (c) The number of directors of the Corporation shall be no fewer than one and no greater than six and the exact number shall be as from time to time fixed by, or in the manner provided in, the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws so provide. At all times, at least one of the directors (the "Outside Director") serving on the Board of Directors shall not be an officer or employee of the Corporation or a director, officer or employee of any direct or indirect parent of the Corporation or of any affiliate of any such parent.

          (d)  In addition to the powers and authority hereinabove
     or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers
     and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless to the provisions of the
     General Corporation Law of the State of Delaware (the "General Corporation Law"), this Certificate of Incorporation and the bylaws of the Corporation; provided, however, that no bylaw hereafter adopted
                         -------  ------
     by the stockholders shall invalidate any prior act of the Board of Directors that would have been valid if such bylaw had not been
     adopted.   The Corporation's Board  of Directors shall duly authorize all of the Corporation's actions. Notwithstanding any other provisions of this Certificate of Incorporation, a vacancy in the directorship filled by an Outside Director shall not limit or otherwise restrict the Board of Directors from taking any action which it is otherwise authorized to take hereunder or under applicable law, except any action described in Article IX.

          (e) The Corporation's funds and other assets will not be commingled with those of any of its stockholders or of any direct or indirect parent of the Corporation or of any affiliate of any such parent.

          (f) The Corporation will maintain separate corporate records and books of account from those of any of its stockholders or of any direct or indirect parent of the Corporation or of any affiliate of any such parent.

                                 ARTICLE VII

                     RESTRICTION ON THE ISSUANCE OF DEBT

     The Corporation shall not issue, assume or guarantee any debt securities or certificates without the Corporation having received confirmation from each rating agency rating any outstanding debt security or certificate issued by the Corporation that such action by the Corporation shall not result in the termination or lowering of the rating of such debt security or certificate.

                                 ARTICLE VIII

                 MERGERS, CONSOLIDATIONS AND ASSET TRANSFERS

     The Corporation shall not merge or consolidate with any other entity or convey or transfer all or substantially all of its property or assets to another entity, if any of the securities issued by such other entity is not rated at least as high as each security issued by the Corporation that has been rated by the rating agency.

                                  ARTICLE IX

                                  BANKRUPTCY

     The Corporation shall not commence any case, proceeding or other action relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek to have an order for relief entered with respect to it, or seek to adjudicate it a bankrupt or insolvent, or seek reorganization, arrangement, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or make a general assignment for the benefit of creditors without the unanimous vote of the entire Board of Directors, including the Outside Director. Notwithstanding any provisions of this Certificate of Incorporation, a vacancy in the directorship filled by an Outside Director shall limit and restrict the Board of Directors from taking any action pursuant to this Article IX.

                                  ARTICLE X

                      COMPROMISE OR ARRANGEMENT BETWEEN
                CORPORATION AND ITS CREDITORS OR STOCKHOLDERS

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholder or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholder or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE XI

                            LIABILITY OF DIRECTORS

     To the maximum extent permitted by the General Corporation Law as from time to time amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                 ARTICLE XII

                                   DURATION

     The Corporation is to have perpetual existence.

                                 ARTICLE XIII

                                  AMENDMENTS

     The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that no
                             -------   -------
such amendment of Article III, VI, VII, IX, X or XIII shall be effective without the Corporation having received confirmation from each rating agency rating any outstanding debt security or certificate issued by the Corporation that such amendment shall not result in the termination or lowering of the rating of such debt security or certificate.

     IN WITNESS WHEREOF, I have duly executed this Amended and Restated Certificate of Incorporation this 21st day of March, A.D. 1996.


                                   /s/ Konrad R. Kruger
                                   -------------------------------
                                   Konrad R. Kruger
                                   Co-President, Greenwich Capital
Holdings, Inc.